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                                                                EXHIBIT 10.4

                          AMENDMENT TO LOAN AGREEMENT

                               December __, 1998

Transamerica Business Credit Corporation
15260 Ventura Blvd.  Suite 1240
Sherman Oaks, CA 91403

Gentlemen:

     Reference is made to the Loan and Security Agreement between us dated December __, 1998 (the "Loan Agreement"). (Capitalized terms used in this Agreement, which are not defined, shall have the meanings set forth in the Loan Agreement. The Loan Agreement and all other present and future documents and agreements relating thereto are collectively referred to herein as the "Loan Documents".)

     This will confirm our agreement to amend the Loan Agreement as follows:

     1.   Inventory Reports.  Section 5(d) of the Schedule, titled "Monthly
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Inventory Reports", is amended by changing "30 days after the end of each month"
to "10 days after the end of each month".

     2.   Real Estate.  Section 9(c) of the Schedule, titled "Real Estate-
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Negative Pledge" is amended by adding the following at the end of the first sentence thereof: "and except for the existing first trust deed in favor of Northwestern Mutual Life securing not more than $8 million. Borrower agrees not to increase the amount of the obligation secured by said first trust deed in favor of Northwestern Mutual Life or any of the terms thereof without TBCC's prior written consent.

     3.   Sale of Stock or Assets.  Sections 9(f)(1)(B) and (C) and Section
          -----------------------
9(f)(2) of the Schedule, are amended in their entirety to read as follows:

          "(B) Borrower shall pay to TBCC an additional amount equal to the lesser of (i) one-third of the "Sold Asset Loan Availability" (as defined below), or (ii) an amount equal to the outstanding Non-Formula Loans, which sum shall be applied to the outstanding Non-Formula Loans. As used herein, "Sold Asset Loan Availability" means the total Loans available to Borrower with respect to all Receivables, Inventory and Equipment, which belong to such Subsidiary or which are included in any such asset sale (including any such Loans as are outanding).

          "(C) Thereafter, the amount of Non-Formula Loans available to the Borrower shall be permanently reduced by an amount equal to one-third of the Sold Asset Loan Availability.

     "(2) Example. The following is an example of the operation of this
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     Section 9(f):

          "If Borrower sold all of the stock of Gyyr Incorporated, and the outstanding Loans with respect to the Receivables, Inventory and Equipment of Gyyr Incorporated under the formulas in Section 1 of this Schedule were $1,000,000, and the total Loans available with respect to the Receivables, Inventory and Equipment of Gyyr Incorporated under the formulas in Section 1 of this Schedule were $1,500,000 (including the Loans outstanding), then Borrower would pay to TBCC (i) $1,000,000 to pay all outstanding Loans with respect to the Receivables, Inventory and Equipment of Gyyr Incorporated, and (ii) $500,000 (one-third of the $1,500,000) to be applied to the outstanding Non-Formula Loans.
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          "If at that date the Non-Formula Loans were only $250,000, then the payment on such Non-Formula Loans would be $250,000 to pay them in full. Thereafter, the Non-Formula Loans would be limited to $500,000 (i.e. $1,000,000 minus $500,000) (even if the amount of the Non-Formula Loans paid off was only $250,000)."

     As herein expressly modified the Loan Agreement shall continue in full force and effect and the same is hereby ratified and confirmed. This Amendment and the other written agreements and documents between us set forth in full all of the representations and agreements of the parties with respect to the subject matter hereof and supersede all prior discussions, oral representations, oral agreements and oral understandings between the parties with respect to the subject matter hereof. This Amendment may not be modified or amended, nor may any rights hereunder be waived, except in a writing signed by the parties hereto. This Amendment is being entered into, and shall be governed by the laws of the State of California.

                                             Sincerely yours,

ODETICS, INC.                                   ODETICS ITS, INC.



By /s/ Gregory A. Miner                         By  /s/ Gregory A. Miner
  ---------------------                            ---------------------
Title VP & COO                                  Title  VP, CFO

GYYR INCORPORATED                               MARINER NETWORKS, INC.


By /s/ Gregory A. Miner                         By  /s/ Gregory A. Miner
  ---------------------                           ----------------------
Title  VP, CFO                                  Title  VP, CFO

MEYER, MOHADDES ASSOCIATES, INC.


By:  /s/ Gregory A. Miner
    ---------------------
Title  VP, CF


Accepted and agreed:

TRANSAMERICA BUSINESS CREDIT CORPORATION


By /s/
  -------------------------------------------
Title  Senior Vice President, General Manager
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